Exhibit (i)(4)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Advisor Diversified International Fund, Fidelity Advisor Emerging Asia Fund, Fidelity Advisor Europe Capital Appreciation Fund, Fidelity Advisor Global Equity Fund, Fidelity Advisor International Capital Appreciation Fund, Fidelity Advisor Japan Fund, Fidelity Advisor Korea Fund, Fidelity Advisor Latin America Fund, Fidelity Advisor Overseas Fund and Fidelity Advisor Value Leaders Fund series of Fidelity Advisor Series VIII (the "Trust"), filed as part of this Post-Effective Amendment No. 81 to the Registration Statement (File Nos. 002-86711 and 811-03855) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 74 to the Registration Statement, and to the use of our opinion of counsel regarding the Fidelity Advisor Emerging Markets Fund series of the Trust, filed as part of this Post-Effective Amendment No. 81 to the Trust's Registration Statement on Form N-1A (File Nos. 002-86711 and 811-03855) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 76 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

New York, NY

December 27, 2005